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                                                                    Exhibit 99.1



                                        PROXY

                          INDEPENDENT BANK CORPORATION


                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST __, 1999


     The undersigned acknowledges receipt of notice of a Special Meeting of Shareholders of Independent Bank Corporation to be held on August ___, 1999, and a Joint Proxy Statement/Prospectus dated July ___, 1999, and hereby appoints William R. Kohls and Charles C. Van Loan, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Independent Bank Corporation at the Special Meeting of its Shareholders to be held on August ___, 1999, and at any adjournment thereof:

1.        FOR       AGAINST ABSTAIN             Approval of the Agreement and
          //           //     //                Plan of Reorganization, dated
                                                March 24, 1999, contained and
                                                described in the Joint Proxy
                                                Statement/Prospectus dated
                                                July ___, 1999, and the
                                                resulting issuance of shares of
                                                IBC common stock.  (Your Board
                                                of Directors recommends a vote
                                                "FOR" this proposal).

2. As said proxies in their discretion may determine upon all other matters that properly may be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, AND WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

     Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate.

                                                Dated:                   , 1999
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                                                Signature of Shareholder(s)



                      THIS PROXY IS SOLICITED BY THE BOARD
                  OF DIRECTORS OF INDEPENDENT BANK CORPORATION